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                                                                   Exhibit 10.10


                                   YAHOO! INC.

                            CONTENT LICENSE AGREEMENT

      THIS CONTENT LICENSE AGREEMENT (the "Agreement") is made as of this __th day of February, 1998 (the "Effective Date") between YAHOO!, INC, ,a California corporation, with offices at 3400 Central Expressway, Suite 201, Santa Clara, CA 95051, ("YAHOO") and Internet Fashion Mall LLC, ("Licensor"), a New York corporation, with offices at 575 Madison Avenue, 7th floor, New York, NY 10022.

In consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1: DEFINITIONS.

      Unless otherwise specified, capitalized terms used in this Agreement shall have the meanings attributed to them in Exhibit A hereto.

SECTION 2: GRANT OF LICENSES.

2.1 Grant of Licenses. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Yahoo, under Licensor's Intellectual Property
      Rights:

(a) A non-exclusive, worldwide license to use, modify, reproduce, distribute, display and transmit the Licensor Content in electronic form in connection with Yahoo Properties via the Internet, and to permit users of the Yahoo Properties to download and print the Licensor Content for personal use. Yahoo's license to modify the Licensor content shall be limited to modifying the Licensor Content to fit the format and look and feel of the Yahoo Property.

(b) A non-exclusive, worldwide, fully paid license to use, reproduce and display the Licensor's Brand Features: (i) in connection with the presentation of the Licensor Content on the Content Pages in the Yahoo Properties; and (ii) in connection with the marketing and promotion of the Yahoo Properties.

(c)   Yahoo shall be entitled to sublicense the rights set forth in this Section
      2.1 (1) to its Affiliates only for inclusion in Yahoo Properties, and (2) in connection with any mirror site, derivative site, or distribution arrangement concerning a Yahoo Property.

SECTION 3: DELIVERY OF LICENSOR CONTENT: ADVERTISING REVENUE.

3.1 Yahoo's Responsibilities. [In addition to any responsibilities that may be set forth in Exhibit C,] Yahoo will be responsible for the design, layout, posting, and maintenance of the Content Pages. In no event is Yahoo under any obligation, express or implied, to


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post or otherwise include any of the Licensor Content in any Yahoo Property, including without limitation, in any Content Pages.

3.2 Licensor Assistance [In addition to any responsibilities that may be set forth in Exhibit C,] Licensor will provide on-going assistance to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, transmission arid maintenance of the Licensor Content, as Yahoo may reasonably request. Licensor will use its reasonable best efforts to ensure that the Licensor Content is accurate, comprehensive and updated regularly as set forth in Exhibit C.

3.3 Advertising Rights. Yahoo shall have the solo right to sell and retain all Advertising Rights with respect to Content Pages.

3.4 Notices. Yahoo will not alter or impair any acknowledgment of copyright or other Intellectual Property Rights of Licensor that may appear in the Licensor Content and the Licensor Brand Features, including all copyright, trademark and similar notices that Licensor may reasonably request.

3.5 Links. The parties will maintain the hypertext links specified in Exhibit D.

SECTION 4: DELIVERY OF LICENSOR CONTENT

      During the term of this Agreement, Licensor shall deliver updates of the Licensor Content to Yahoo in accordance with the Delivery Specifications set forth in Exhibit C. Licensor also shall provide Yahoo with reasonable prior notice of any significant Enhancements that generally affect the appearance, updating, delivery or other elements of the Licensor Content, and shall make such Enhancements available to Yahoo upon commercially reasonable terms.

SECTION 5: INDEMNIFICATION

      Licensor, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo or an Affiliate based on or arising from a claim that the Licensor Content as delivered to Yahoo or any Licensor Brand Feature infringes in any manner any Intellectual Property Right of any third party or contains any material or information that is obscene, defamatory, libelous, slanderous, that violates any person's right of publicity, privacy or personality, or has otherwise resulted in any tort, injury, damage or harm to any person; provided, however, that in any such case: (x) Yahoo provides Licensor with prompt notice of any such claim; (y) Yahoo permits Licensor to assume and control the defense of such action, with counsel chosen by Licensor (who shall be reasonably acceptable to Yahoo); and (z) Licenser does not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. Licensor will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and


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costs awarded against or otherwise incurred by Yahoo or an Affiliate in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to edit or review for accuracy or appropriateness any Licensor Content.

      Yahoo, at its own expense, will indemnify, defend and hold harmless Licensor, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought by a third party against Licensor or an Affiliate based on or arising from modifications to the Licensor Content made by Yahoo that are not approved in advance by Licensor, provided, however, that in any such case; (x) Licensor provides Yahoo with prompt notice of any such claim; (y) Licensor permits Yahoo to assume and control the defense of such action, with counsel chosen by Yahoo (who shall be reasonably acceptable to Licensor); and (z) Yahoo does not enter into any settlement or compromise of any such claim without Licensor's prior written consent, which consent shall not be unreasonably withheld. Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Licensoror an Affiliate in connection with or arising from any such claim, suit, action or proceeding.

SECTION 6: LIMITATION OF LIABILITY.

      EXCEPT AS PROVIDED IN SECTION 5, UNDER NO CIRCUMSTANCES SHALL LICENSOR, YAHOO, OR ANY AFFILIATE BE LIABLE TO ANOTHER PARTY FOR THE DIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

SECTION 7: TERMS AND TERMINATION

7.1 Initial Term and Renewals. This Agreement will become effective as of the Effective Date and, shall, unless sooner terminated as provided below or as otherwise agreed remain effective for an initial term of twelve (12) months following the first date of public availability of the Licenser Content on a Content Page within a Yahoo Property (the "Initial Term"). After the Initial Term, this Agreement will be automatically renewed for successive additional six month periods ("Extension Terms"), unless otherwise terminated by either party by giving notice to the other party not less than sixty (60) days prior to the end of a Term. As used herein, the "Term" means the Initial Term and any Extension Term(s).

7.2 Termination for Cause. Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party: (w) becomes


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insolvent; (x) files a petition in bankruptcy; (y) makes an assignment for the benefit of its creditors; or (z) breach any of its obligations under this Agreement in any material respect, which breach is not remedied within thirty
(30) days following written notice to such party. Work in process best efforts attempts to remedy breaches identified shall be considered adequate to be construed as a "remedy".

7.3 Effect of Termination. Any termination pursuant to this Section 7 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. The provisions of Sections 5, 6, 7, 8, 9, 10, and this Section 7.3 shall survive any termination or expiration of this Agreement.

SECTION 8: RESOLUTION OF DISPUTES:

(a) The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

(b) At the written request of a party, each party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications that are not prepared for purposes of the negotiations are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

(c) If the negotiations do not resolve the dispute within 60 days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to


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the extent set out in this section. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of 35 (none of which may have subparts) of the following: interrogatories, demands to produce documents and requests for admission. Each party is also entitled to take the oral deposition of one individual of another party. Additional discovery maybe permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within 60 days of the demand for arbitration. The arbitration shall be held in Santa Clara, California. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within 30 days after the close of hearings. The times specified in this section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

(d) Each party shall bear its own costs of these procedures. A party seeking discovery shall reimburse the responding party the costs of production of documents (to include search time and reproduction costs). The parties shall equally split the fees of the arbitration and the arbitrator.

SECTION 9: OWNERSHIP.

9.1 By Licensor. Yahoo acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Licensor owns all right, title and interest in the Licensor Content and the Licensor Brand Features; (ii) nothing in this Agreement shall confer in Yahoo or an Affiliate any right of ownership in the Licensor Content or the Licensor Brand Features; and (iii) neither Yahoo or its Affiliates shall now or in the future contest the validity of the Licensor Brand Features. No licenses are granted by either party except for those expressly set forth in this Agreement.

9.2 By Yahoo. Licensor acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Yahoo or the Affiliates own all right, title and interest in any Yahoo Property and the Yahoo Brand Features; (ii) nothing in this Agreement shall confer in Licensor any license or right of ownership in the Yahoo Brand Features; and (iii) Licensor shall not now or in the future contest the validity of the Yahoo Brand Features. No licenses are hereby granted by Yahoo. Yahoo or its Affiliates shall own all derivative works created by Yahoo from the Licensor Content, including the Content Pages, pursuant to this Agreement, to the extent such is separable from the Licensor Content.


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SECTION 10: PUBLIC ANNOUNCEMENTS.

      The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent.

SECTION 11: NOTICES: MISCELLANEOUS PROVISIONS

11.1 Notices. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3400 Central Expressway, Suite 2019 Santa Clara, CA 95051, Fax: (408) 731-3301 Attention: Vice President (e-mail: jmallett@yahoo.com), with a copy to its General Counsel (e-mail:jplace@yahoo.com), and if to Licensor at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

11.2. Miscellaneous Provisions. This Agreement will bind, and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that: (i) either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

YAHOO! INC.                              LICENSOR

By: [ILLEGIBLE]                          By: [ILLEGIBLE]
   --------------------------------         -----------------------------------

Title: Vice President, Business          Title: President
      -----------------------------            ---------------------------------
       Development
-----------------------------------

Address: 3400 Central Expwy              Address: 575 Madison Avenue, 7th Fl.
        ---------------------------              ------------------------------
         Santa Clara, CA 95057                    New York, NY 10022
-----------------------------------      ---------------------------------------

Telecopy:                                Telecopy: 212-891-6033
         --------------------------               -----------------------------

E-mail:                                  E-mail: ben@fashionmall.com
       ----------------------------             --------------------------------


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                                    EXHIBIT C
                      DELIVERY AND TECHNICAL SPECIFICATIONS

A. Licensor's Responsibilities:

      1.    Send "static" content via email or as Microsoft Word documents.

      2. Send regularly updated content to agreed upon email address(es) at Yahoo.

      3. Agree to keep all content current and to send updates in a timely fashion.

B. Yahoo's Responsibilities:

      1. Create email address(es) at Yahoo for receiving feeds from Licensor and process feeds when they arrive.

      2. Design, post and host the pages displaying the data.

C. Format of Content Delivery:

      To be mutually agreed upon by both parties.
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                                    EXHIBIT D
                                      LINKS

During the Term of this Agreement, the following links will be maintained:

LOCATION OF LINK                    LINK TO WHERE                  SPECIFICS OF LINK
----------------                    -------------                  -----------------
At the top of each page             FashionMall.com                FashionMall.Logo
containing FashionMall
content

At the bottom of each               FashionMall.com                Text link(s) to more/related
Page containing                                                    stories.
FashionMall content.

At the bottom of each               FashionMall.com                Text link as a part of the
Page containing                                                    copyright text.
FashionMall content

Within the content                  Relevant locations on the      Text links
displayed as relevant and as        FashionMall.com site or to
supplied by FashionMall.com (not    sites related to the topic of
to excceed 2 links per article or   the article.
at Yahoo's discretion).

To: Ben Nerasin, FashionMall.com
From: Elizabeth Collet, Yahoo!

This memo shall serve as an addendum to the "Yahoo! Inc. Content License Agreement" with Internet Fashion Mall, LLC.

The new "Effective Date" of the contract shall now be the date of the launch of Fashionmall.com content on the Yahoo! site. The terms of the contract will commence on that date. Provided, however, that should the launch date be delayed past December 31st, 1998, the contract shall be deemed to be expired and neither party shall have any obligations to the other.

Agreed:

Yahoo! Inc.

By: [ILLEGIBLE]
   --------------------------------

Title: VP Business Development
      -----------------------------

Date: 6/4/98
     ------------------------------


Internet Fashion Mall, LLC

By: [ILLEGIBLE]
   --------------------------------

Title: 6/5/98
      -----------------------------

Date: President
     ------------------------------